EXHIBIT 10.12

ESCROW AGREEMENT

        This ESCROW AGREEMENT ("Agreement"), made and entered into as of                        , 2006, by and among EL BANCO FINANCIAL CORPORATION, a Georgia corporation ("EBFC"), FLAG BANK, a Georgia banking corporation (the "Escrow Agent"), and the undersigned sales agents (the "Sales Agents").

R E C I T A L S:

        A.    EBFC proposes to sell up to 4,375,000 shares (the "Shares") of EBFC's common stock, par value $0.01 per share (the "Common Stock"), to the public at a price of $8.00 per share (the "Public Offering").

        B.    EBFC has retained the Sales Agents on a non-exclusive, best efforts basis to sell the Shares in the Public Offering and the Sales Agents have agreed to serve in this capacity, the terms of which relationship are set forth in an agency agreement between EBFC and the Sales Agents (the "Agency Agreement").

        C.    The Escrow Agent is willing to hold the proceeds from the Public Offering in escrow pursuant to this Agreement.

        NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained in this Agreement, it is hereby agreed as follows:

        1.    Establishment of the Escrow Account.    The Sales Agents and EBFC hereby appoint the Escrow Agent to serve as escrow agent for purposes of the Agency Agreement, and the Escrow Agent hereby accepts the appointment as escrow agent hereunder and agrees to act on the terms and conditions set forth in this Agreement.

        On or prior to the date of commencement of the Public Offering, the parties shall establish an account with the Escrow Agent, which escrow account shall be entitled "El Banco Financial Corporation Escrow Account" (the "Escrow Account").

        2.    Escrow Period.    The escrow period (the "Escrow Period") shall begin with the commencement of the Public Offering and shall terminate upon the earlier to occur of the following dates:

  (a)
  the Closing Date (as defined in Section 5 of this Agreement); or

  (c)
  June 30, 2007.

        During the Escrow Period, EBFC is aware and understands that it is not entitled to any funds received into escrow and no amounts deposited by the Escrow Agent shall become property of EBFC or any other entity, or be subject to the debts of EBFC or any other entity until the date upon which the Escrow Agent confirms that it has received in the Escrow Account gross proceeds of $15.0 in deposited funds (the "Minimum").

        3.    Deposits into the Escrow Account.    Funds received from purchasers of Shares by the Sales Agents or EBFC shall be promptly deposited in the Escrow Account in accordance with Rule 15c-4 under the Securities Exchange Act of 1934, and in no case transmitted to the Escrow Agent later than noon of the business day following receipt. All money so deposited in the Escrow Account is hereinafter referred to as the "Escrow Funds." Any checks received which are made payable to any party other than the Escrow Agent, shall be returned to the purchaser who submitted the check and not accepted.

        4.    Delivery of Escrow Account Proceeds.    In the event that: (a) the Escrow Agent does not receive the Minimum deposits totaling $15.0 million prior to the termination of the Escrow Period; or (b) no directions are received from EBFC on or before 5:00 p.m., June 30, 2007 (unless such time shall be extended by written agreement of EBFC and the Escrow Agent), the Escrow Agent shall refund to each subscriber the amount received from the subscriber, without deduction, penalty, or expense to the subscriber, and the Escrow Agent shall notify EBFC and the Sales Agents of its distribution of the funds. The purchase money returned to each subscriber shall be free and clear of any and all claims of EBFC or any of its creditors, and this Agreement shall be of no further force or effect. Any interest earned on the Escrow Funds shall be paid to EBFC.

        In the event the Escrow Agent does receive the Minimum prior to the termination of the Escrow Period, EBFC shall provide the Escrow Agent with written directions for the distribution of the Escrow Funds, and the Escrow Agent agrees to distribute the Escrow Funds pursuant to such written directions. The Escrow Agent shall release all subsequently collected Escrow Funds received by it (together with interest accrued thereon) to EBFC upon request from time to time by EBFC. In no event will the Escrow Funds be released to EBFC until and to the extent such Escrow Funds are received by the Escrow Agent in collected funds. Following receipt of the Minimum prior to the termination of the Escrow Period, EBFC shall be entitled to pledge the Escrow Funds to secure working capital. For purposes of this Agreement, the term "collected funds" shall mean all funds received by the Escrow Agent which have cleared normal banking channels and are in the form of cash.

        As an additional consideration for and as an inducement for the Escrow Agent to act hereunder, it is understood and agreed that, in the event of any disagreement between the parties to this Agreement or among them or any other person(s) resulting in adverse claims and demands being made in connection with or for any money or other property involved in or affected by this Agreement, the Escrow Agent shall be entitled, at the option of the Escrow Agent, to refuse to comply with the demands of such parties, or any of such parties, so long as such disagreement shall continue. In such event, the Escrow Agent shall make no delivery or other disposition of the Escrow Funds or any part of such Escrow Funds. Anything herein to the contrary notwithstanding, the Escrow Agent shall not be or become liable to such parties or any of them for the failure of the Escrow Agent to comply with the conflicting or adverse demands of such parties or any of such parties.

        The Escrow Agent shall be entitled to continue to refrain and refuse to deliver or otherwise dispose of the Escrow Funds or any part thereof or to otherwise act hereunder, as stated above, unless and until:

        (a)   the rights of such parties have been finally sealed by binding arbitration or duly adjudicated in a court having jurisdiction of the parties and the Escrow Account; or

        (b)   the parties have reached an agreement resolving their differences and have notified the Escrow Agent in writing of such agreement and have provided the Escrow Agent with indemnity satisfactory to the Escrow Agent against any liability, claims or damages resulting from compliance by the Escrow Agent with such agreement.

        In the event of a disagreement between such parties as described above, the Escrow Agent shall have the right, in addition to the rights described above and at the option of the Escrow Agent, to tender into the registry or custody of any court having jurisdiction, all money and property comprising the Escrow Account and may take such other legal action as may be appropriate or necessary, in the opinion of the Escrow Agent. Upon such tender, the parties hereto agree that the Escrow Agent shall be discharged from all further duties under this Agreement; provided, however, that the filing of any such legal proceedings shall not deprive the Escrow Agent of its compensation hereunder earned prior to such filing and discharge of the Escrow Agent of its duties hereunder.

        5.    Closing Date.    The "Closing Date" shall be that date specified in the Agency Agreement. EBFC will notify the Escrow Agent of the Closing Date.

        6.    Investment of Escrow Account.    The Escrow Agent shall deposit all funds it receives for the purchase of Shares in the Escrow Account, which shall be an interest-bearing bank account at Flag Bank. The Escrow Agent shall invest the funds in Flag Bank demand or money market accounts or in certificates of deposits provided by Flag Bank, as directed by EBFC. All investments shall comply with applicable laws, rules and regulations, including Rule 15c2-4 under the Securities Exchange Act of 1934.

        The Sales Agents and EBFC warrant to and agree with the Escrow Agent that, unless otherwise expressly set forth in this Agreement, there is no security interest in the Escrow Account; no financing statement under the Uniform Commercial Code of any jurisdiction is on file in any jurisdiction claiming a security interest in or describing, whether specifically or generally, the Escrow Account; and the Escrow Agent shall have no responsibility at any time to ascertain whether or not any security interest exists in the Escrow Account or to file any financing statement under the Uniform Commercial Code of any jurisdiction with respect to the Escrow Account.

        7.    Compensation of Escrow Agent.    EBFC shall pay the Escrow Agent a fee for its services hereunder in an amount equal to $750.00 which amount shall be paid on the Closing Date. In the event that the Public Offering is canceled for any reason, EBFC shall pay the Escrow Agent its fee within 10 days after all of the Escrow Funds have been refunded to the parties that made payment to the Escrow Account. In addition, EBFC agrees to pay to the Escrow Agent its further expenses incurred in connection with this Agreement, including but not limited to the actual cost of legal services in the event the Escrow Agent deems it necessary to retain counsel. Such expenses shall be paid to the Escrow Agent within 30 days following receipt by EBFC of a written statement setting forth such expenses. EBFC agrees, in the event any controversy arises under or in connection with this Agreement or the Escrow Account or the Escrow Agent is made a party to or intervenes in any litigation pertaining to this Agreement or the Escrow Account, to pay to the Escrow Agent reasonable compensation for its extraordinary services and to reimburse the Escrow Agent for all costs and expenses associated with such controversy or litigation. No such fee, expenses or any other monies whatsoever shall be paid out of or chargeable to the funds on deposit in the Escrow Account. The Escrow Agent may waive, in part or in full, any fees for escrow services in its sole discretion.

        8.    Duties and Rights of the Escrow Agent.    The foregoing agreements and obligations of the Escrow Agent are subject to the following provisions:

        (a)   The Escrow Agent's duties hereunder are limited solely to the safekeeping of the Escrow Account and the delivery of the Escrow Funds in accordance with the terms of this Agreement, and no additional duties or obligations shall be implied hereunder. It is agreed that the duties of the Escrow Agent are only such as are herein specifically provided, being purely of a ministerial nature, and the Escrow Agent shall incur no liability whatsoever except for gross negligence or willful misconduct. The Escrow Agent shall have no duty with respect to the Shares.

        (b)   The Escrow Agent is authorized to rely on any document believed by the Escrow Agent to be authentic in making any delivery of the Escrow Funds or otherwise acting under this Agreement. It shall have no responsibility for the genuineness or the validity of any document or any other item deposited with it, and it shall be fully protected in acting in accordance with this Agreement or instructions received. The Escrow Agent shall in no event incur any liability with respect to any action taken or omitted to be taken in good faith upon advice of legal counsel, which may be counsel to any party hereto, given with respect to any question relating to the duties and responsibilities of the Escrow Agent hereunder. The Escrow Agent shall not be bound in any way by any other agreement or contract between the Sales Agents and EBFC, including the Agency Agreement, whether or not the Escrow Agent has knowledge of any such agreement or contract.

        (c)   EBFC and the Sales Agents hereby waive any suit, claim, demand or cause of action of any kind that they may have or may assert against the Escrow Agent arising out of or relating to the execution or performance by the Escrow Agent of this Agreement, unless such suit, claim, demand or cause of action is based upon the gross negligence or willful misconduct of the Escrow Agent.

        (d)   The Escrow Agent shall have no obligation to take any legal action in connection with this Agreement or towards its enforcement, or to appear in, prosecute or defend any action or legal proceeding which would or might involve it in any cost, expense, loss or liability unless security and indemnity, as provided in this subsection, shall be furnished.

        The Sales Agents and EBFC jointly and severally agree to indemnify the Escrow Agent and its officers, directors, employees and agents and save the Escrow Agent and its officers, directors, employees and agents harmless from and against any and all Claims (as hereinafter defined) and Losses (as hereinafter defined) which may be incurred by the Escrow Agent or any of such officers, directors, employees or agents as a result of Claims asserted against the Escrow Agent or any of such officers, directors, employees or agents as a result of or in connection with the Escrow Agent's capacity as such under this Agreement by any person or entity. For the purposes hereof, the term "Claims" shall mean all claims, lawsuits, causes of action or other legal actions and proceedings of whatever nature brought against (whether by way of direct action, counterclaim, cross action or impleader) the Escrow Agent or any such officer, director, employee or agent, even if groundless, false or fraudulent, so long as the claim, lawsuit, cause of action or other legal action or proceeding is alleged or determined, directly or indirectly, to arise out of, result from, relate to or be based upon, in whole or in part: (a) the acts or omissions of the Sales Agents and EBFC, (b) the appointment of the Escrow Agent as escrow agent under this Agreement, or (c) the performance by the Escrow Agent of its powers and duties under this Agreement; and the term "Losses" shall mean losses, costs, damages, expenses, judgments and liabilities of whatever nature (including but not limited to attorneys', accountants' and other professionals' fees, litigation and court costs and expenses and amounts paid in settlement), directly or indirectly resulting from, arising out of or relating to one or more Claims. Upon the written request of the Escrow Agent or any such officer, director, employee or agent (each referred to hereinafter as an "Indemnified Party"), the Sales Agents and EBFC jointly and severally agree to assume the investigation and defense of any Claim, including the employment of counsel acceptable to the applicable Indemnified Party and the payment of all expenses related thereto and, notwithstanding any such assumption, the Indemnified Party shall have the right, and the Sales Agents and EBFC jointly and severally agree to pay the cost and expense thereof, to employ separate counsel with respect to any such Claim and participate in the investigation and defense thereof in the event that such Indemnified Party shall have been advised by counsel that there may be one or more legal defenses available to such Indemnified Party which are different from or additional to those available to the Sales Agents or EBFC. The Sales Agents and EBFC hereby agree that the indemnifications and protections afforded the Escrow Agent in this subsection shall survive the termination of this Agreement.

        (e)   In order to induce and as partial consideration for the Escrow Agent's acceptance of this Agreement, the Sales Agents and EBFC acknowledge that the Escrow Agent is serving as escrow agent for the limited purposes set forth herein and each represent, covenant and warrant to the Escrow Agent that no statement or representation, whether oral or in writing, has been or will be made to any prospective purchasers of any of the Shares to the effect that Escrow Agent has investigated the desirability or advisability of investment in the Shares or approved, endorsed or passed upon the merits of such investment or is otherwise involved in any manner with the transactions or events contemplated in the offering documents for the Shares being used by the Sales Agents or EBFC other than as the Escrow Agent under this Agreement. It is further agreed that no party shall in any way use the name "Flag Bank" or "Flag Financial Corporation" in any sales presentation or literature except in the context of the duties of the Escrow Agent as escrow agent of the Public Offering of the Shares in the strictest sense. Any breach or violation of this subsection shall be grounds for immediate termination of the Agreement by the Escrow Agent.

        Without limitation to any release, indemnification or hold harmless provision in favor of the Escrow Agent as elsewhere provided in this Agreement, the Sales Agents and EBFC jointly and severally covenant and agree to indemnify the Escrow Agent and its officers, directors, employees and agents and to hold the Escrow Agent and such officers, directors, employees and agents harmless from and against all liability, cost, losses and expenses, including but not limited to attorneys' fees and expenses which are suffered or incurred by the Escrow Agent or any such officer, director, employee or agent as a direct or indirect result of the threat or the commencement of any claim or proceeding against the Escrow Agent or any such officer, director, employee or agent based in whole or in part upon the allegation of a misrepresentation or an omission of a material or significant fact in connection with the sale or purchase of any one or more of the Shares. The Escrow Agent shall have no responsibility for approving or accepting on behalf of the Sales Agents or EBFC any proceeds delivered to it hereunder, nor shall the Escrow Agent be responsible for authorizing the issuance of the Shares or for determining the qualification of any purchaser or the accuracy of the information contained in any offering documents for the Shares being used by the Sales Agents or EBFC.

        (f)    The Escrow Agent may resign at any time from its obligations under this Agreement by providing written notice to the parties hereto. Such resignation shall be effective on the date set forth in such written notice which shall be no earlier than 30 days after such written notice has been given. In the event no successor escrow agent has been appointed on or prior to the date such resignation is to become effective, the Escrow Agent shall be entitled to tender into the custody of a court of competent jurisdiction all assets then held by it hereunder and shall thereupon be relieved of all further duties and obligations under this Agreement. The Escrow Agent shall have no responsibility for the appointment of a successor escrow agent hereunder.

        (g)   The Escrow Agent will not be responsible for tax reporting of any income on the Escrow Account.

        9.    Notices.    All notices given hereunder will be in writing, served by registered or certified mail, return receipt requested, postage prepaid, or by hand-delivery, to the parties at the following addresses:

      To EBFC:

      623 Holcomb Bridge Road
      Roswell, Georgia 30076
      Attention: Drew Edwards

      To the Escrow Agent:

      To the Sales Agents:

      The addresses on the signature page hereof

        10.    Miscellaneous.

        (a)   This Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns.

        (b)   If any provision of this Agreement shall be held invalid by any court of competent jurisdiction, such holding shall not invalidate any other provision hereof.

        (c)   This Agreement shall be governed by the applicable laws of the State of Georgia.

        (d)   This Agreement may not be modified except in writing signed by the parties hereto.

        (e)   All demands, notices, approvals, consents, requests and other communications hereunder shall be given in the manner provided in this Agreement.

        (f)    This Agreement may be executed in several counterparts, each of which counterparts shall be deemed an original, but all such counterparts together shall constitute one and the same instrument.

        (g)   This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous writings, understandings, agreements, solicitation documents and representations, express or implied. By execution of this Agreement, the Escrow Agent shall not be deemed or considered to be a party to any other document, including the Agent Agreement.

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        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in their respective names, all as of the date first above written.

EL BANCO FINANCIAL CORPORATION
By:

Name: Title:
FLAG BANK
By:

Name: Title:
SALES AGENT
By:

Name: Title:
Address: